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                                                                  EXHIBIT 16


                         [ERNST & YOUNG LLP LETTERHEAD]



September 25, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:


We have read Item 4 of Form 8-K dated September 22, 1998, of Wherehouse Entertainment, Inc. and are in agreement with the statements contained in the third and fourth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                       /s/ ERNST & YOUNG LLP


                                           Ernst & Young LLP